UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
          On February 23, 2010, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Concho Resources Inc. (the “Company”) took certain actions with respect to the compensation of its executive officers, including approving bonuses for 2009 performance and making restricted stock grants to executive officers under the Company’s 2006 Stock Incentive Plan. The restricted stock awards vest in four equal annual installments beginning on February 23, 2011. Information for the awards made to the Company’s principal executive officer, principal financial officer and other named executive officers is set forth in the table below.

Officer	Title	Restricted Stock Awards
Timothy A. Leach	Chairman and Chief Executive Officer	43,990

E. Joseph Wright	Vice President — Engineering and Operations	13,197

Jack F. Harper	Vice President — Business Development and Capital Markets	8,798

Darin G. Holderness	Vice President, Chief Financial Officer and Treasurer	8,798
2010 Bonus Plan for Executive Officers
     On February 23, 2010, the Compensation Committee approved the bonus plan for the Company’s executive officers for the year ending December 31, 2010 (the “2010 Bonus Plan”). The 2010 Bonus Plan is designed to reward the Company’s executive officers for achieving both short- and long-term performance and strategic goals. Performance will be judged based on successful execution of the Company’s annual business plan objectives and on stock price and other performance criteria relative to peer companies. In evaluating the executive officers’ performance, the Compensation Committee may consider certain objectives, including growth of oil and gas production and proved reserves, achievement of income and/or cash flow targets, finding and development costs, changes in net asset value per share, successful completion of acquisitions and other items they may consider to be critical to our success. The objectives are not weighted because the relative importance of these, or any other objectives, is flexible and changes over time, and because the relative responsibilities of each executive officer in the achievement of the objectives may differ. The Compensation Committee intends to take a broad view in applying the 2010 Bonus Plan and will review the Company’s performance and accomplishments of its strategic initiatives as a whole throughout the entire year.
     Pursuant to the 2010 Bonus Plan, the Compensation Committee has set the target annual cash bonus amount for 2010 to be 100% of the 2010 base salary for Mr. Leach, although the award to Mr. Leach may range from 0% to 200% of 2010 base salary depending on the Compensation Committee’s evaluation. The target annual cash bonus for Messrs. Wright, Hyde, Holderness, Harper and Giraud will be allocated by the Compensation Committee from a bonus pool. The bonus pool for these officers is expected to be equal to 75% of the aggregate of their 2010 base salaries, although the bonus pool may range from 0% to 150% of the aggregate of their 2010 base salaries depending on the Compensation Committee’s evaluation.
Committee Appointment for Mark B. Puckett
     On February 24, 2010, the Board appointed Mr. Puckett to the Audit Committee and the Compensation Committee, effective immediately.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: March 1, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary